GLENCORE Ltd.


September 21, 1994


Northwest Aluminum Company
3313 West Second Street
The Dalles, Oregon  97058
Attention: President

RE:  Option To Extend 1986 Amended Toll Agreement dated March 1, 1992

Dear Brett:

Pursuant to Section 2 of the above, we hereby exercise our option to extend the 1986 Amended Toll Agreement through December 31, 1999.

Yours truly,

/s/ SIMON D. TRINCA
-------------------------
Simon D. Trinca


P.S. We look forward in due course to a further extension of what has been a very happy business relationship into the next millennium.